THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS. THEY ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION, OR EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. KE 72675438.16 NEWTEK CONVENTIONAL LENDING II, LLC LIMITED LIABILITY COMPANY AGREEMENT

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ............................................................................................................1 Section 1.01 Definitions....................................................................................................1 ARTICLE II GENERAL PROVISIONS .........................................................................................9 Section 2.01 Formation of the Limited Liability Company ..............................................9 Section 2.02 Company Name .........................................................................................10 Section 2.03 Place of Business; Agent for Service of Process .......................................10 Section 2.04 Purpose and Powers of the Company ........................................................10 Section 2.05 Fiscal Year .................................................................................................10 Section 2.06 Liability of Members .................................................................................10 Section 2.07 Member List ...............................................................................................11 ARTICLE III SHARES OF MEMBERSHIP INTEREST ............................................................11 Section 3.01 Beneficial Interest ......................................................................................11 Section 3.02 Classes and Series ......................................................................................11 Section 3.03 Issuance of Shares ......................................................................................11 Section 3.04 Rights of Members .....................................................................................12 Section 3.05 Book Entry .................................................................................................12 ARTICLE IV COMPANY CAPITAL AND INTERESTS ...........................................................12 Section 4.01 Capital Commitments ................................................................................12 Section 4.02 Temporary Advances .................................................................................13 Section 4.03 Defaulting Members ..................................................................................13 Section 4.04 Interest or Withdrawals ..............................................................................14 Section 4.05 Admission of Additional Members ............................................................14 Section 4.06 Alternative Investment Vehicle .................................................................14 ARTICLE V ALLOCATIONS ......................................................................................................15 Section 5.01 Capital Accounts ........................................................................................15 Section 5.02 Allocations .................................................................................................15 Section 5.03 Transfers of Membership Interests ............................................................16 Section 5.04 Tax Allocations ..........................................................................................17 Section 5.05 Classification as a Partnership ...................................................................17 ARTICLE VI DISTRIBUTIONS ..................................................................................................17 Section 6.01 General .......................................................................................................17 Section 6.02 Withholding ...............................................................................................18 Section 6.03 Certain Limitations ....................................................................................18 Section 6.04 Tax Distributions .......................................................................................18 ARTICLE VII MANAGEMENT OF COMPANY .......................................................................19 Section 7.01 Management Generally ..............................................................................19 Section 7.02 Board of Directors: Investment Committee ...............................................20 Section 7.03 Meetings of the Board of Directors ...........................................................22

ii Section 7.04 Quorum, Acts of the Board ........................................................................22 Section 7.05 Electronic Communications .......................................................................22 Section 7.06 Compensation of Directors; Expenses .......................................................22 Section 7.07 Removal and Resignation of Directors; Vacancies ...................................23 Section 7.08 Directors as Agents ....................................................................................23 Section 7.09 Duties of Board; Peak Rock IC Representative and Newtek IC Representative ............................................................................................23 Section 7.10 Reliance by Third Parties ...........................................................................23 Section 7.11 Members’ Outside Transactions; Peak Rock and Newtek Change of Control; Investment Opportunities ........................................................23 Section 7.12 Indemnification ..........................................................................................24 Section 7.13 Partnership Representative.........................................................................25 ARTICLE VIII TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS......................26 Section 8.01 Transfers by Members ...............................................................................26 Section 8.02 Withdrawal by Members ............................................................................27 ARTICLE IX TERM, DISSOLUTION, AND LIQUIDATION OF COMPANY ........................28 Section 9.01 Term ...........................................................................................................28 Section 9.02 Dissolution .................................................................................................28 Section 9.03 Wind-down ................................................................................................29 ARTICLE X ACCOUNTING, REPORTING AND VALUATION PROVISIONS ....................31 Section 10.01 Books and Accounts ..................................................................................31 Section 10.02 Financial Reports; Tax Return ...................................................................32 Section 10.03 Tax Elections .............................................................................................33 Section 10.04 Confidentiality ...........................................................................................33 Section 10.05 Valuation ....................................................................................................34 ARTICLE XI MISCELLANEOUS PROVISIONS .......................................................................35 Section 11.01 Governing Law; Jurisdiction; Jury Waiver ................................................35 Section 11.02 Certificate of Formation; Other Documents ..............................................36 Section 11.03 Force Majeure ............................................................................................36 Section 11.04 Waivers ......................................................................................................36 Section 11.05 Notices .......................................................................................................37 Section 11.06 Construction ...............................................................................................37 Section 11.07 Amendments ..............................................................................................37 Section 11.08 Legal Counsel ............................................................................................37 Section 11.09 Execution ...................................................................................................38 Section 11.10 Binding Effect ............................................................................................38 Section 11.11 Severability ................................................................................................38 Section 11.12 Computation of Time .................................................................................38 Section 11.13 Entire Agreement .......................................................................................38

1 NEWTEK CONVENTIONAL LENDING II, LLC LIMITED LIABILITY COMPANY AGREEMENT This Limited Liability Company Agreement, dated as of April 23, 2021, of Newtek Conventional Lending II, LLC (the “Company”) is entered into by and between Newtek Commercial Lending, Inc. and Capital Finance Opportunities 2101C, LP (each, a “Member” and collectively, the “Members”). WHEREAS, the Members desire to form a co-managed limited liability company under the Act (as defined below) for the purposes and pursuant to the terms set forth herein; NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. For purposes of this Agreement, the following terms shall have the following meanings: “1940 Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. “Act” means the Limited Liability Company Act of the State of Delaware, as from time to time in effect. “Adjusted Asset Value” with respect to any asset shall be the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Adjusted Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as determined by the contributing Member and the Company. (ii) In the discretion of the Administrative Agent, the Adjusted Asset Values of all Company assets may be adjusted to equal their respective gross fair market values, as determined by the Board (provided that, the Board shall use the Value of any asset determined in accordance with Section 10.05), and the resulting unrecognized profit or loss allocated to the Capital Accounts of the Members pursuant to Article IV, as of the following times: (A) the grant of an additional interest in the Company to any new or existing Member; (B) the distribution by the Company to a Member of more than a de minimis amount of Company assets; (C) the termination of the Company either by expiration of the Company’s term or the occurrence of an event of early termination; and (D) the liquidation of the Company within the meaning of Treasury Regulation §1.704-1(b)(2)(ii)(g). (iii) The Adjusted Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section

2 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m). “Adjusted Capital Account”, with respect to any Member, shall mean the Member’s Capital Account as adjusted by the items described in Sections 1.704-2(g)(1), 1.704-2(i)(5) and 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. “Administrative Agent” means NBSC or an Affiliate thereof retained by the Company with Board Approval to perform administrative services for the Company. “Administrative Services Agreement” means the Administrative Services Agreement between the Company and the Administrative Agent, as amended from time to time with Board Approval. “Advancing Member” has the meaning set forth in Section 4.02. “Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the other Person. “Agreement” means this Limited Liability Company Agreement, as it may from time to time be amended. “Assumed Tax Rate” for a taxable year shall be the maximum federal, foreign, state, and local income tax rate that is applicable to any Member in respect of income recognized during such taxable year as determined by the Board (taking into account the net investment income tax). “Board” means the Board of Directors of the Company. “Board Approval” means, as to any matter requiring Board Approval under this Agreement, the majority approval or subsequent ratification of the Directors present at a meeting duly held at which a quorum is present, provided that at least one Director elected, designated, or appointed by each Member affirmatively votes to approve any such act or decision. Matters requiring Board Approval are set forth in further detail in Schedule A of this Agreement. Board Approval may be received without a meeting, without notice, and without a vote if all Directors entitled to vote with respect to the subject matter of that action consent to the action in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board. “Capital Account” means, as to each Member, the capital account maintained on the books of the Company for the Member in accordance with Section 5.01. “Capital Commitment” means, as to each Member, the total amount set forth on the Member List, which is contributed and agreed to be contributed to the Company by the Member as a Capital Contribution. “Capital Contribution” means, as to each Member, the aggregate amount of cash actually contributed to the equity capital of the Company by the Member as set forth in Section 4.01. The

3 Capital Contribution of a Member that is an assignee of all or a portion of an equity interest in the Company shall include the Capital Contribution of the assignor (or a pro rata portion of the assignor’s Capital Contribution in the case of an assignment of less than the Entire Interest of the assignor). “Certificate of Formation” means the certificate of formation for the Company filed under the Act, as amended from time to time. “Change of Control” means, with respect to any Person, a transaction which causes the owners of that Person as of the date of this Agreement and their Affiliates to own less than fifty percent (50%) of that Person immediately after that transaction. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Company” has the meaning set forth in the recitals. “Company Income Amount” for a taxable year (or other applicable period) shall be an amount, if positive, equal to the net taxable income of the Company allocable to the Members for such taxable year (or other applicable period), minus any net taxable loss of the Company allocable to the Members for any prior taxable year (or other applicable prior period) not previously taken into account for purposes of Section 6.04, if and to the extent such losses would be available under the Code to offset income of the Members (or, as appropriate, the direct or indirect Members) determined as if income and loss from the Company were the only income and loss of the Members (or, as appropriate, the direct or indirect Members) in such taxable year (or other applicable period) and all prior taxable years. “Control” means the power, directly or indirectly, to direct the management or policies of a Person, whether by ownership of securities, by contract, or otherwise. “Daily Interest Amount” means, with respect to an Investment, the amount obtained by multiplying the outstanding principal amount of an Investment by the Daily Interest Rate applicable to that Investment. “Daily Interest Rate” means (i) for an Investment in the form of a loan or debt, the rate determined by dividing the per annum interest rate applicable to such Investment by 365, and (ii) for an Investment in the form of preferred, structured or other equity that has an associated contractual accruing dividend rate, the rate determined by dividing the per annum contractual accruing dividend rate applicable to such Investment by 365. “Default Date” has the meaning set forth in Section 4.03(a). “Defaulting Member” has the meaning set forth in Section 4.03(a). “Delayed Contribution” has the meaning set forth in Section 4.02. “Delayed Member” has the meaning set forth in Section 4.02.

4 “Depreciation” means, for any period, an amount equal to the depreciation or other cost recovery deduction allowable with respect to an asset for such period, except that with respect to any asset the Adjusted Asset Value of which differs from its adjusted tax basis for federal income tax purposes (and which difference is being eliminated by use of any method, as determined by the Board, under Treasury Regulation § 1.704-3), Depreciation for such period shall be the amount of book basis recovered for such period under the rules prescribed by Treasury Regulation § 1.704- 3. With respect to any other asset the Adjusted Asset Value of which differs from its adjusted tax basis at the beginning of such period, Depreciation shall be an amount which bears the same ratio to such beginning Adjusted Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any asset at the beginning of such period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Adjusted Asset Value using any reasonable method selected by the Board. “Director” means each Person elected, designated, or appointed to serve as a member of the Board. “Electing Member” has the meaning set forth in Section 9.03(e). “Election to Purchase” has the meaning set forth in Section 9.03(e). “Entire Interest” means all of a Member’s interests in the Company, including the Member’s transferable interest and all management and other rights. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as from time to time amended. “ERISA Plan” means (i) an “employee benefit plan” subject to Title I of ERISA, (ii) a “plan” subject to Code Section 4975 or (iii) an entity whose assets are deemed to include “plan assets” (under the U.S. Department of Labor regulation codified at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA) of any such “employee benefit plan” or other “plan.” “Expenses” means all costs and expenses directly borne by the Company in connection with the ongoing operation of the Company, including those borne under the Administrative Services Agreement but excluding those borne under the Loan Administrative Services Agreement and the Loan Servicing Agreement. Expenses include, but are not limited to, (i) Goldman Sachs Fees, (ii) referral fees of up to 1% of amounts for the funding of an Investment to be paid to NBSC Alliance Partners, (iii) referral partner relationship management fees of up to 0.50% of amounts for the funding of an Investment to be paid to NBSC RVPs, and (iv) certain pass through expenses incurred in connection with an Investment (such as search fees, flood search, commercial appraisal reports, environment reports, credit reports, tax transcripts, etc.) for the funding of such Investment to the extent not borne by the applicable Portfolio Company and without mark-up by the Loan Administrative Agent. All Expenses shall be fully detailed in a memo submitted to the Investment Committee in respect of the relevant Investment. “GAAP” means United States generally accepted accounting principles.

5 “Goldman Sachs Fees” means fees payable to Goldman Sachs or its Affiliate in an amount equal to 1% of the aggregate Capital Contributions (without duplication) actually made by Peak Rock prior to the expiration of the Investment Period; provided that such fees shall be determined and payable quarterly and shall not exceed $500,000 in the aggregate. “Initial Closing Date” means April 23, 2021, the date of the initial closing of the Company. “Investment” has the meaning set forth in Section 2.04(a). “Investment Committee” means a committee consisting of an equal number of Peak Rock IC Representatives and Newtek IC Representatives. “Investment Period” has the meaning set forth in Section 7.01(h). “Investor Laws” has the meaning set forth in Section 8.02(b). “Loan Administrative Agent” means Newtek Business Lending, LLC or an Affiliate thereof retained by the Company with Board Approval to perform loan origination services for the Company. “Loan Administrative Services Agreement” means the Loan Administrative Services Agreement between the Company and the Loan Administrative Agent, as amended from time to time with Board Approval. “Loan Servicing Agreement” means the Loan Servicing Agreement between the Company and the Servicing Agent, as amended from time to time with Board Approval. “Lose” has the meaning set forth in Section 7.12(a). “Member” and “Members” have the meaning set forth in the recitals and also includes any Person that becomes a Member of the Company after the date of this Agreement under the terms of this Agreement. “Member List” has the meaning set forth in Section 2.07. “NBSC” means Newtek Business Services Corp. “Newtek” means Newtek Commercial Lending, Inc., or any Person substituted for Newtek as a Member pursuant to the terms of this Agreement. “NBSC Alliance Partners” means a Person who, pursuant to a referral promotion agreement with NBSC, submits business referrals to NBSC in exchange for commissions paid on closed referred transactions. “Newtek Change of Control” has the meaning set forth in Section 7.11(b). “Newtek IC Representative” has the meaning set forth in Section 7.02.

6 “NBSC RVPs” means an employee or contractor of NBSC who promotes NBSC’s products and services in exchange for earning fees or commissions on transactions. “Organization Costs” means all out-of-pocket costs and expenses reasonably incurred directly by the Company or for the Company by a Member or its Affiliates in connection with the formation and capitalization of the Company, the initial offering of Company interests to Peak Rock and Newtek (including any structuring related to the ownership of such interests), and the preparation by the Company to commence its business operations, including reasonable and documented (i) fees and disbursements of legal counsel to the Company or its Affiliates, (ii) accountant fees and other fees for professional services, and (iii) travel costs and other out-of- pocket expenses. Organization Costs shall not exceed $150,000 in the aggregate without Board Approval. “Outstanding” means all Shares (or Shares of a class, as applicable) that are issued by the Company and reflected as Outstanding on the Company’s books and records as of the date of determination. “Partnership Representative” has the meaning provided in Section 7.13. “Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws. “Peak Rock” means Capital Finance Opportunities 2101C, LP, or any Person substituted for Capital Finance Opportunities 2101C, LP, as a Member pursuant to the terms of this Agreement. “Peak Rock Change of Control” has the meaning set forth in Section 7.11(b). “Peak Rock IC Representative” has the meaning set forth in Section 7.02. “Person” means an individual or a corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority, or other entity. “Portfolio Company” means, with respect to any Investment, any Person that is the issuer of any equity securities, equity-related securities or obligations, debt instruments or debt-related securities, or obligations (including senior debt instruments, including investments in senior loans, senior debt securities, and any notes or other evidences of indebtedness, preferred equity, warrants, options, subordinated debt, mezzanine securities, or similar securities or instruments) that are the subject of the Investment. Portfolio Companies do not include Subsidiaries. “Prior Investment Committee Approval” means, as to any matter requiring Prior Investment Committee Approval under this Agreement, the prior approval of at least one Peak Rock IC Representative and one Newtek IC Representative. “Proceeding” has the meaning set forth in Section 7.12(a).

7 “Profit” or “Loss” shall be an amount computed for each period as of the last day thereof that is equal to the Company’s taxable income or loss for such period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this paragraph shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss pursuant to this paragraph shall be subtracted from such taxable income or loss; (iii) Gain or loss resulting from any disposition of a Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Adjusted Asset Value of the asset disposed of rather than its adjusted tax basis; (iv) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period; (v) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Adjusted Asset Value of such asset; and (vi) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.02(a)(ii) shall not be taken into account in computing Profit or Loss. If the Profit or Loss for such Period, as adjusted in the manner provided herein, is a positive amount, such amount will be the Profit for such Period; and if negative, such amount shall be the Loss for such Period. “Proportionate Share” means, as to any Member, the percentage that its Capital Contributions represents of all Capital Contributions. “Regulations” means the United States Treasury Regulations promulgated under the Code, as in effect from time to time. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” has the meaning set forth in the legend on the cover page. “Series A Preferred Shares” means $20,000 liquidation preference, 10% cumulative series A preferred shares issued by the Company.

8 “Servicing Agent” means Small Business Lending, LLC, or an Affiliate thereof, or any back-up servicer, retained by the Company with Board Approval to service the loans originated by the Company. “Shares” means the limited liability company interests into which the membership interests of the Company shall be divided from time to time and includes fractions of Shares as well as whole Shares, including but not limited to Class A Common Shares and Series A Preferred Shares. “Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust, or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of the corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in the trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by that Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. “Tax Distribution” has the meaning set forth in Section 6.04. “Temporary Advance” has the meaning set forth in Section 4.02. “Temporary Advance Fee” means, with respect to any Temporary Advance made by an Advancing Member relating to an Investment that closes prior to the time that a Delayed Member has made its Delayed Contribution, an amount equal to the product of (i) the sum of the Daily Interest Amounts for each day beginning on the date the Investment is made and ending on the date prior to which the Delayed Member makes has made its Delayed Contribution and (ii) the Delayed Member’s Proportionate Share (after giving effect to the Delayed Contribution). “Transfer” or “transfer” means, with respect to any Member’s interest in the Company, the direct or indirect sale, assignment, transfer, withdrawal, mortgage, pledge, hypothecation, exchange, or other disposition of any part or all of that interest, whether or not for value and whether such disposition is voluntary, involuntary, by operation of law, or otherwise, and a “transferee” or “transferor” means a Person that receives or makes a transfer. Notwithstanding the foregoing, a “Transfer” shall not include any pledge or grant of a security interest in a Member’s interest in the Company to a lender. “Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department. “Undistributed Net Investment Income” means the Company’s net investment income, determined in accordance with generally accepted accounting principles, for the current and all prior periods, reduced by all amounts previously distributed to the Members.

9 “Value” means, as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by the Company, the value of those assets determined in accordance with Section 10.05. ARTICLE II GENERAL PROVISIONS Section 2.01 Formation of the Limited Liability Company. The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and the Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties, and liabilities of the Members shall be as provided in the Act, except as otherwise provided in this Agreement. Each Person being admitted as a Member as of the date of this Agreement shall be admitted as a Member at the time the Person has executed this Agreement or a counterpart of this Agreement. By its signature to this Agreement (or, in the case of substitute Members, the instrument described in Section 8.01(c) below whereby such transferee becomes a party to this Agreement), each Member represents to the Company and to the other Members that (1) the Member is an “accredited investor” as defined in Rule 501 under the Securities Act, and is a “qualified purchaser” as defined in Section 2(a)(51) under the 1940 Act, and (2) the Member understands that the securities represented by this Agreement have not been and will not be registered under the Securities Act or any state securities laws and cannot be sold or otherwise distributed by the Member unless the securities either are registered or otherwise qualified under the Securities Act and any applicable state securities laws or are exempt from such registrations or qualifications. In addition to the foregoing representations, each Member represents to the Company and to the other Members as follows: (a) It is duly organized and validly existing under the laws of the jurisdiction of its organization; (b) It has the power to execute and deliver this Agreement and the documents referred to in this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery, and performance; (c) The execution, delivery, and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it, or any of its assets or any contractual restriction binding on or affecting it or any of its assets; (d) All governmental and other consents that are required to have been obtained by it with respect to this Agreement and the documents referred to in this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) This Agreement constitutes and, upon execution of the documents referred to in this Agreement, those documents will constitute, its legal, valid, and binding obligation, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors’ rights generally and

10 subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); (f) It is entering into this Agreement for its own account for investment and not with a view to any distribution of the interests in the Company. It fully understands, accepts, and is able to bear the economic risks associated with the obligations and undertakings contained in this Agreement; and (g) It has taken or will take all necessary steps to ensure its compliance with all applicable federal and state securities laws and regulations. Section 2.02 Company Name. The name of the Company shall be Newtek Conventional Lending II, LLC, or such other name as approved by Board Approval. Section 2.03 Place of Business; Agent for Service of Process. (a) The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, Delaware, or such other place as the Members may designate. The name of its registered agent for service at that address is Corporation Trust Center or such other Person as the Members may designate. (b) The initial principal business office of the Company shall be at 1981 Marcus Avenue, Suite 130, Lake Success, NY 11042. Section 2.04 Purpose and Powers of the Company. (a) The purpose and business of the Company shall be (i) to originate, structure and invest in first lien loans to third-party Portfolio Companies pursuant to NBSC’s non- conforming loan program (collectively, “Investments”), and (ii) to engage in any other lawful acts or activities in furtherance thereof as the Board deems reasonably necessary or advisable for which limited liability companies may be organized under the Act. (b) Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient, or incidental to, or for the furtherance of, the purposes set forth in Section 2.04(a). (c) The Company may enter into and perform each of the Administrative Services Agreement, the Loan Administrative Services Agreement and the Loan Servicing Agreement, without any further act, vote, or approval of any Member notwithstanding any other provision of this Agreement, the Act or any other applicable law, rule or regulation. Section 2.05 Fiscal Year. The fiscal year of the Company shall be the period beginning on January 1 and ending on December 31 of each year. Section 2.06 Liability of Members. Except as expressly provided in this Agreement, a Member shall have such liability for the repayment, satisfaction, and discharge of the debts, liabilities, and obligations of the Company only as is provided by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the Company for the amount of that

11 distribution to the extent, and only to the extent, required by the Act. The Members, in their capacities as Members, shall not otherwise be liable for the repayment, satisfaction, or discharge of the Company’s debts, liabilities, and obligations, except that each Member shall be required to make Capital Contributions in accordance with the terms of this Agreement and shall be required to repay any distributions which are not made in accordance with this Agreement. Section 2.07 Member List. The Administrative Agent shall cause to be maintained in the principal office of the Company a list (the “Member List”) setting forth, with respect to each Member, the Member’s name, address, Capital Commitment, and such other information as the Administrative Agent may deem necessary or desirable or as required by the Act. The Administrative Agent shall from time to time update the Member List as necessary to reflect accurately the information in the Member List. Any reference in this Agreement to the Member List shall be deemed to be a reference to the Member List as in effect from time to time. No action of the Members shall be required to supplement or amend the Member List. Revisions to the Member List made by the Administrative Agent as a result of changes to the information set forth in the Member List made in accordance with this Agreement shall not constitute an amendment of this Agreement. The initial Member List is attached to this Agreement as Appendix A. ARTICLE III SHARES OF MEMBERSHIP INTEREST Section 3.01 Beneficial Interest. The interest of the Members in the Company hereunder shall be divided into an unlimited number of Shares of membership interest, no par value per Share. Section 3.02 Classes and Series. Initially there shall be one class of common shares, Class A Common Shares, and one series of preferred shares, Series A Preferred Shares. The Board of Directors shall have the authority, without the approval of any Members of the Company, to classify and reclassify issued and unissued Shares into one or more classes and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the Board of Directors shall determine from time to time with respect to each such class or series. Unless otherwise expressly stated herein, all common shares shall vote as a single class on any matter. Section 3.03 Issuance of Shares. Subject to the other provisions of this Agreement, the Board of Directors, in its sole discretion, may from time to time without vote of the Members create additional classes and series of classes of Shares and issue Shares of any class or any series of any such class (including preferred interests or other participation interests) to such Person or Persons and for such amount and type of consideration, including cash, property future services or any other lawful consideration, at such time or times, and on such terms as the Board of Directors may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses; provided that, without the consent of the holders of at least a majority of the Series A Preferred Shares, the Company shall not create or issue any class or series of shares having priority over the Series A Preferred Shares with respect to distributions.

12 Section 3.04 Rights of Members. The Shares shall be personal property giving only the rights in this Agreement specifically set forth. The ownership of the Assets of every description is vested in the Company. Except as otherwise set forth in this Agreement, the right to conduct and supervise the conduct of the business of the Company is vested exclusively in the Board of Directors (subject to the right of the Board of Directors to delegate all or any part of its authority to any Person or group of Persons, including, without limitation, any employee of any subsidiary of the Company), and the Members shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Company nor can they be called upon to share or assume any losses of the Company or suffer an assessment of any kind by virtue of their ownership of Shares. A Person shall cease to be a Member when it no longer has any Shares. Section 3.05 Book Entry. The Shares shall be evidenced only on the books of the Company and no certificates therefor shall be issued unless otherwise determined by the Board of Directors. Any certificate reflecting the number of Shares held by any Person will bear a legend to the following effect unless otherwise agreed by the Company and the holder thereof: “The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise Transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such Transfer shall not be in violation of the Act and the State Acts. Sale, pledge, Transfer or hypothecation of this membership interest is restricted by the provisions of certain agreements among certain Members and the Company, and the limited liability company agreement of the Company, a copy of each of which may be inspected at the principal office of the Company, and all the provisions of which are incorporated by reference herein.” ARTICLE IV COMPANY CAPITAL AND INTERESTS Section 4.01 Capital Commitments. (a) Each Member’s Capital Commitment shall be set forth on the Member List and shall be payable in cash in U.S. dollars. Within three (3) business days after notice from the Administrative Agent specifying the amount of a Capital Contribution then to be paid, or such later date as may be specified in such notice, a Member shall pay the Capital Contribution; provided that no Member shall be required to make Capital Contributions in an aggregate amount exceeding its Capital Commitment; and provided further that any amount of a Capital Contribution to be used for a purpose requiring Prior Investment Committee Approval or Board Approval shall be subject to Prior Investment Committee Approval or Board Approval, as applicable. Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments. For the avoidance of doubt, no Capital Contribution or other payment shall be

13 required of a Member without Board Approval or Prior Investment Committee Approval, as applicable, for such Capital Contribution or other payment. (b) Capital Contributions that are not used within thirty (30) days shall be returned to the Members in the same proportion in which made, in which case such amount shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article IV. Section 4.02 Temporary Advances. Following a notice from the Loan Administrative Agent pursuant to Section 4.01 above relating to a Capital Contribution, a Member (the “Advancing Member”), in its discretion and in addition to its own Capital Contribution relating to that notice, may make loans (“Temporary Advances”) to temporarily fund the Company or people or entities in which the Company has already invested until Capital Contributions (“Delayed Contributions”) are made by the Members (each, a “Delayed Member”) who have not yet made Capital Contributions relating to the notice as set forth in Section 4.01. Any Temporary Advances shall be repaid from the Delayed Members’ Capital Contributions under Section 4.01 (including from any Delayed Contributions), with any unreturned Temporary Advances and any Temporary Advance Fees paid as set forth in Section 6.01. Section 4.03 Defaulting Members. (a) Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of the Member’s Capital Commitment within ten (10) business days after written notice from the other Member (the “Default Date”) that the payment is overdue, the other Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company if the failure has not been cured in full within the ten-business day period: (i) collect the unpaid portion (and all attorneys’ fees and other costs incident to the collection) by exercising or pursuing any legal remedy the Company may have; and (ii) upon thirty (30) days’ written notice (which period may commence during the ten-business day notice period provided above), and provided that the overdue payment has not been made, dissolve and wind down the Company in accordance with Article IX. Except as set forth in Section 4.03(b), the non-defaulting Member’s election to pursue any one of those remedies shall not be deemed to preclude the Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently. (b) Notwithstanding any provision of this Agreement to the contrary, (i) a Defaulting Member shall remain fully liable to the creditors of the Company to the extent provided by law as if the default had not occurred; (ii) a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured and any distributions to which the Defaulting Member would otherwise have been entitled if the default had not occurred shall be applied to cure any default; and

14 (iii) the Company shall not make new Investments after the Default Date until the default is cured, except for those Investments which the Company was committed to make in whole or in part (as evidenced by a commitment letter, term sheet, or letter of intent, or definitive legal documents under which less than all advances have been made) on or before the Default Date. Section 4.04 Interest or Withdrawals. No Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided in this Agreement, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance. Section 4.05 Admission of Additional Members. (a) The Company may, with Board Approval, (i) admit additional Members upon terms approved by Board Approval, (ii) permit existing Members to subscribe for additional interests in the Company, and (iii) admit a substitute Member in accordance with Section 8.01. (b) Each additional Member shall execute and deliver a written instrument satisfactory to the existing Members whereby the additional Member becomes a party to this Agreement, as well as a subscription agreement and any other documents reasonably required by the existing Members. Each additional Member shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth in this Agreement. Upon the admission of or the increase in the interest of any Member as provided in this Section 4.05, the Administrative Agent is hereby authorized to update the Member List, as required, to reflect the admission or increase. Section 4.06 Alternative Investment Vehicle. Based on legal, tax, regulatory, and other similar structuring considerations, in connection with particular Investments, the Company may, with prior Board Approval, create one or more partnerships, corporations, or other entities (each, an “Alternative Investment Vehicle”), through which Members invest directly, through which the Company invests, or which invests on a side-by-side basis with the Company, for purposes of making, holding, and disposing of one or more Investments. To the extent that one or more of the Members are required to provide capital directly to an Alternative Investment Vehicle, the investment shall be to the same extent, for the same purposes, and on the same terms and conditions as the Members are required to provide capital to the Company, and the capital shall reduce the unfunded Capital Commitment to the same extent as if made to the Company. The terms of any Alternative Investment Vehicle, including the terms with respect to management and control of the Alternative Investment Vehicle, shall be substantially similar in all material respects to those of the Company; provided, that, those terms may vary based on the structure of the relevant transaction in order to address the legal, tax, and regulatory considerations for which the Alternative Investment Vehicle is required. Any Alternative Investment Vehicle shall be structured in a manner whereby the Members participating in the Alternative Investment Vehicle shall bear the incremental costs of the alternative arrangement (including taxes). The governing documents of any Alternative Investment Vehicle shall provide for the limited liability of the Members to the same extent in all material respects as is provided to the Members under this Agreement. If a Member fails to provide all or a portion of its required capital to an Alternative Investment Vehicle on the applicable drawdown date (unless the Member is excused from providing such capital by

15 the governing documents of the Alternative Investment Vehicle), the other Member shall be entitled to pursue any and all remedies set forth in Section 4.03 in addition to any applicable provisions of the governing documents of the Alternative Investment Vehicle. ARTICLE V ALLOCATIONS Section 5.01 Capital Accounts. (a) A Capital Account shall be maintained for each Member in accordance with the following provisions: (i) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Member, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member; (ii) To each Member’s Capital Account there shall be debited the amount of cash and the Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Member, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company; and (iii) In determining the amount of any liability for purposes of Sections 5.01(a)(i) and 5.01(a)(ii), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations thereunder. (b) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such regulations. The Board shall modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members) are computed to the extent any such modifications (a) are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, and (b) any such modifications are required to comply with the Treasury Regulations, whether on account of an unanticipated event or otherwise; provided that no such modification will be made if such modification is reasonably likely to have a material adverse effect on any Member. Section 5.02 Allocations. (a) General Allocations.

16 (i) Allocations of Profit and Loss. Subject to the special allocations set forth in Section 5.02(a)(ii), the Profits or Losses (or items of income, gain, loss, or deduction, as may be necessary) for a fiscal year, or other relevant period, shall be allocated among the Members in such a manner that, as of the end of such period and to the extent possible with respect to each Member, such Member’s Adjusted Capital Account shall be equal to the amount that would be distributed to such Member under this Agreement if the Company were to, (A) liquidate the assets of the Company for an amount equal to the Adjusted Asset Value of such property as of the end of such fiscal year or other relevant period, (B) all liabilities of the Company are satisfied (limited in the case of any nonrecourse loan to an amount equal to the Adjusted Asset Value of any property securing loan), and (C) distribute the proceeds in liquidation in accordance with Section 9.03(d)(iv) of this Agreement. (ii) Regulatory Allocations. Notwithstanding the allocations set forth in Section 5.02(a)(i) Profit and Loss or specific items of income, gain, loss or deduction shall be specially allocated to the Members in order to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2 (including the minimum gain chargeback requirement in Regulations Section 1.704-2(f), the partner minimum gain chargeback requirement in Regulations Section 1.704-2 (i)(4) and the qualified income offset requirement of the alternate test for economic effect in Regulations Section 1.704-1(b)(2)(ii)(d)). Allocations of Profit and Loss for the fiscal years or other relevant period after any period in which this Section 5.02(a)(ii) applies shall be made in a way that, to the extent possible, reverses the effects of any allocations pursuant to this Section 5.02(a)(ii). The Administrative Agent shall apply such provisions in its good faith discretion based on advice from the Company’s tax advisors. (b) Loss Limitation. Losses allocated pursuant to Section 5.02(a) shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have a negative Capital Account balance at the end of any fiscal year or other relevant period (after taking into account the adjustments, allocations and distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)). In the event some but not all of the Members would have negative Capital Account balances as a consequence of an allocation of Losses pursuant to Section 5.02(a), the limitation set forth in this Section 5.02(b) shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Losses to such Member under Regulations Section 1.704-1(b)(2)(ii)(d). Allocations of Profit and Loss for the fiscal years or other relevant period after any period in which this Section 5.02(b) applies shall be made in a way that, to the extent possible, reverses the effects of any limitations on allocations of Losses pursuant to this Section 5.02(b). Section 5.03 Transfers of Membership Interests. All items of Profit and Loss allocable to any Company interest that may have been transferred or otherwise disposed of shall be allocated between the transferor and the transferee based on an interim closing of the books, as determined in good faith with Board Approval; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the Regulations thereunder.

17 Section 5.04 Tax Allocations. Section 704(c) of the Code. For each fiscal year, items of income, deduction, gain, loss or credit that are recognized for federal income Tax purposes shall be allocated among the Members pursuant to Section 1.704-1(b) of the Treasury Regulations in such manner as to reflect equitably amounts credited to or debited from each Member’s Capital Account for the current and prior fiscal years. Such allocations shall take into account any variation between the adjusted Tax basis of property of the Company and its Adjusted Asset Value, in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board. The Company shall elect for federal tax purposes to amortize any Organization Costs over 180 months in accordance with Section 709 of the Code. Allocations pursuant to this Section 5.04 are solely for purposes of federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Member’s share of Profits, Losses, distributions or other items pursuant to any other provision of this Agreement. Section 5.05 Classification as a Partnership. The Company shall be classified as a partnership for U.S. federal income tax purposes and no Person shall take any action inconsistent with such classification. ARTICLE VI DISTRIBUTIONS Section 6.01 General. (a) Subject to Section 6.04, to the extent of available cash and cash equivalents after payment of Expenses, the Company shall make distributions quarterly of such cash and cash equivalents in the amounts as determined by Board Approval, shared among the Members as set forth in Section 6.01(b); provided that the amount of any distribution may be reduced as provided by Section 6.02 and Section 6.03. (b) All distributions under this Section 6.01 shall be shared among the Members as follows: (i) First, to pay the accrued servicing fee pursuant to the Loan Servicing Agreement (which shall be 1% per annum on the total outstanding unpaid principal amount of the Company’s loans then being serviced by the Servicing Agent, payable on a monthly basis); (ii) Second, to pay any outstanding Temporary Advances and Temporary Advance Fees; provided that Temporary Advance Fees relating to an Investment only be paid after and to the extent the Company actually received interest payments relating to such Investment; (iii) Third, to the Members holding Series A Preferred Shares pro rata based upon, with respect to any such Member, the relative number of Series A Preferred Shares held by such Member compared to the aggregate number of Series A Preferred Shares Outstanding, until such Member has received a cumulative compounding return of ten percent (10%), annualized, on its Capital Contributions; (iv) Fourth, to pay the accrued loan administrative services fee pursuant to Section 6(B) of the Loan Administrative Services Agreement (which shall be .50% per annum on

18 an amount (if positive) equal to (x) Peak Rock’s Capital Account balance minus (y) Peak Rock’s distributive share of Profits held as cash or receivables by the Company, and which shall be payable as follows: 0.125% times such amount, on the last day of the applicable quarter); and (v) Fifth, to the Members holding Class A Common Shares pro rata based upon, with respect to any such Member, the relative number of Class A Common Shares held by such Member compared to the aggregate number of Class A Common Shares Outstanding. Section 6.02 Withholding. The Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay in respect of any withholding or other tax, including any interest, penalties, or additions with respect any withholding or other tax imposed on any interest or income of or distributions to the Member, and the withheld amount shall be considered an interest payment or a distribution, as the case may be, to the Member for purposes of this Agreement. If no payment is then being made to the Member in an amount sufficient to pay the Company’s withholding obligation, then any amount that the Company is obligated to pay shall be deemed an interest-free advance from the Company to the Member, payable by the Member by withholding from subsequent distributions or within ten (10) business days after receiving written request for payment from the Company. Section 6.03 Certain Limitations. Notwithstanding Sections 6.01 and 6.02: (a) In no event shall the Company make a distribution to the extent that it would (i) render the Company insolvent, or (ii) violate Section 18-607(a) of the Act or other applicable law. (b) Without Board Approval, the Company shall not make in-kind distributions. Distributions of securities and of other non-cash assets of the Company upon Board Approval shall only be made pro rata to all Members (in proportion to their respective Capital Accounts) with respect to each security or other asset distributed. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 10.05 as of the close of business on the day preceding the distribution, and all other securities and non-cash assets shall be valued as determined in the last valuation made pursuant to Section 10.05. Section 6.04 Tax Distributions. Notwithstanding the priority of distributions in Section 6.01, the Company shall, consistent with any restrictions which may be imposed by any creditor of the Company or applicable law (and subject to any reasonable reserves established by the Board), make distributions on a quarterly basis to each Member with respect to each taxable year, in an amount of cash (a “Tax Distribution”) equal to the excess of (x) the product of (A) the Company Income Amount for such quarterly period allocable to such Member, multiplied by (B) the Assumed Tax Rate for such quarterly period, over (y) the amount of distributions made to such Member pursuant to Section 6.01 during such quarterly period plus the amount of any Tax Distributions already made to such Member with respect to such quarterly period. The Tax Distributions for each taxable year shall be distributed to the Members in the same proportions that taxable income was allocated to the Members during such taxable year pursuant to this Agreement. If there is a shortfall in Tax Distributions for any quarterly period, then the Company

19 shall make additional Tax Distributions to the Members in subsequent periods to eliminate this shortfall. Likewise, if it is subsequently determined that excess Tax Distributions were made to the Members in any quarterly period, then the Board may elect to make smaller Tax Distributions in subsequent periods to eliminate this excess. All Tax Distributions made to a Member shall be treated as advances of distributions otherwise payable under Section 6.01 (including for purposes of Section 9.03) to that Member and shall therefore decrease the amounts subsequently distributable under Section 6.01 to that Member. No Tax Distributions shall be made with respect to the issuance of any equity securities to any Person, or with respect to a sale of the Company or a dissolution of the Company. ARTICLE VII MANAGEMENT OF COMPANY Section 7.01 Management Generally. (a) The management of the Company and its business and affairs shall be vested in the Board. The Board shall act as the “manager” of the Company for the purposes of the Act. The Members shall not manage or control the business and affairs of the Company, except for situations in which the approval of all or certain Members is required by this Agreement or by non-waivable provisions of applicable law. Matters requiring Board Approval are set forth in further detail in Schedule A of this Agreement. (b) Notwithstanding Section 7.01(a), the matters detailed in Schedule B of this Agreement will require the approval (“Prior Investment Committee Approval”) of a committee (the “Investment Committee”), rather than Board Approval. (c) The Company shall establish a non-conforming credit policy and a non- conforming pricing matrix to be approved by Board Approval. Potential Investments shall be originated in accordance with such Board approved nonconforming credit policy and a non- conforming pricing matrix. (d) Newtek has delivered to Peak Rock a true and correct copy of its allocation guidelines to determine which loans will be originated within the Company (as compared to other investment vehicles of Newtek and its Affiliates), as in effect as of the date of this Agreement. Newtek shall review any proposed amendments or modifications to such guidelines with the Board and shall not make any amendments or modifications to such guidelines that would reasonably be expected to adversely affect the Company or Peak Rock without first obtaining Board Approval. Newtek will provide the Company with quarterly updates regarding the application of such guidelines, including the number and type of loans originated within such other investment vehicles of Newtek and its Affiliates. (e) The Company is entering into the Loan Administrative Services Agreement with the Loan Administrative Agent, pursuant to which certain loan origination services functions are delegated to the Loan Administrative Agent. The Members agree that, notwithstanding anything to the contrary in this Agreement, the Loan Administrative Services Agreement shall not require Board Approval and is hereby approved by the Members; provided, that any amendments to the Loan Administrative Services Agreement after the date of this Agreement shall require

20 Board Approval. The function of the Loan Administrative Agent shall be administrative only. If the Loan Administrative Agent is not performing its duties as contemplated by the Loan Administrative Services Agreement and this Agreement in accordance with the “Servicing Standard” (as defined in the Loan Administrative Services Agreement), the Company shall, after giving the Loan Administrative Agent a reasonable opportunity to cure such underperformance, terminate such Person as the Loan Administrative Agent (and terminate the Loan Administrative Services Agreement) and with Board Approval designate a new Person to be the Loan Administrative Agent. (f) The Company is entering into the Administrative Services Agreement with the Administrative Agent, pursuant to which certain administrative services are delegated to the Administrative Agent. The Members agree that, notwithstanding anything to the contrary in this Agreement, the Administrative Services Agreement shall not require Board Approval and is hereby approved by the Members; provided, that any amendments to the Administrative Services Agreement after the date of this Agreement shall require Board Approval. The function of the Administrative Agent shall be administrative only and Administrative Agent shall not charge a fee to the Company for providing services under the Administrative Services Agreement, but shall be entitled to recover out-of-pocket expenses and costs incurred on behalf of the Company. If the Administrative Agent is not performing its duties as contemplated by the Administrative Services Agreement and this Agreement in accordance with the “Servicing Standard” (as defined in the Administrative Services Agreement), the Company shall, after giving the Administrative Agent a reasonable opportunity to cure such underperformance, terminate such Person as the Administrative Agent (and terminate the Administrative Services Agreement) and with Board Approval designate a new Person to be the Administrative Agent. (g) The Company is entering into the Loan Servicing Agreement with the Servicing Agent, pursuant to which certain loan servicing and administrative functions are delegated to the Servicing Agent. The Members agree that, notwithstanding anything to the contrary in this Agreement, the Loan Servicing Agreement shall not require Board Approval and is hereby approved by the Members; provided, that any amendments to the Loan Servicing Agreement after the date of this Agreement shall require Board Approval. The function of the Servicing Agent shall be administrative only. If the Servicing Agent is not performing its duties as contemplated by the Loan Servicing Agreement and this Agreement in accordance with the “Servicing Standard” (as defined in the Loan Servicing Agreement), the Company shall, after giving the Servicing Agent a reasonable opportunity to cure such underperformance, terminate such Person as the Servicing Agent (and terminate the Loan Servicing Agreement) and with Board Approval designate a new Person to be the Servicing Agent. The Company shall also arrange for a back-up servicer to ensure a seamless transition in servicing in the event of a Servicing Agent default pursuant to the Loan Servicing Agreement. (h) Other than with Board Approval, the Company shall not originate, structure or invest in any Investment following the period commencing on the Initial Closing Date and expiring on the second anniversary thereof (the “Investment Period”). Section 7.02 Board of Directors: Investment Committee.

21 (a) The Members may determine at any time by mutual agreement the number of Directors to constitute the Board and the authorized number of Directors may be increased or decreased by the Members at any time by mutual agreement, upon notice to all Directors; provided that at all times each Member has an equal number of Directors on the Board. The initial number of Directors shall be four (4), and each Member shall elect, designate, or appoint two (2) Directors. The initial Directors appointed by Newtek are Barry Sloane and Peter Downs and the initial Directors appointed by Peak Rock are Nicholas Basso and Thomas Moran. Each Director elected, designated, or appointed by a Member shall hold office until a successor is elected and qualified by the Member or until the Director’s earlier death, resignation, expulsion, or removal. A Director need not be a Member. At all times, the Board shall have equal representation between Peak Rock and Newtek. (b) The Directors will determine the number of members of the Investment Committee and the authorized number of Investment Committee members may be increased or decreased by the Directors at any time; provided that at all times each Member has appointed an equal number of members to the Investment Committee. The initial number of members of the Investment Committee shall be four (4), and each Member shall elect, designate, or appoint two (2) members of the Investment Committee. The initial members of the Investment Committee appointed by Newtek are Peter Downs and Anthony Zara and the initial members of the Investment Committee appointed by Peak Rock are Nicholas Basso and Thomas Moran. At any time and from time to time, (x) Peak Rock may designate, remove, or designate a successor to any Person or Persons designated by Peak Rock to serve on the Investment Committee (each of those Persons, a “Peak Rock IC Representative”) by written notice to Newtek and (y) Newtek may designate, remove, or designate a successor to any Person or Persons designated by Newtek to serve on the Investment Committee (each of those Persons, a “Newtek IC Representative”) by written notice to Peak Rock. (c) Each Director, Peak Rock IC Representative, and Newtek IC Representative shall at all times be a director, officer or employee of the appointing Member or its Affiliates. At such time as any Director, Peak Rock IC Representative, or Newtek IC Representative shall cease to be a director, officer or employee of the appointing Member or its Affiliates, such Director, Peak Rock IC Representative, or Newtek IC Representative, as applicable, shall be ineligible to serve in that capacity and must be replaced immediately by the Member by whom he or she was appointed. (d) The Investment Committee shall operate in a manner as set forth in Schedule C of this Agreement, and any change to such operations shall require Prior Investment Committee Approval. (e) Subject to matters requiring Board Approval and Prior Investment Committee Approval, the Investment Committee shall have the power to do any and all acts necessary, convenient, or incidental to or for the furtherance of the purposes described in this Agreement, including all powers, statutory or otherwise, and the authority to bind the Company in connection therewith. (f) Subject to Board Approval, the Company shall obtain directors and officers insurance coverage on the Company, the Directors, and the members of the Investment Committee.

22 Section 7.03 Meetings of the Board of Directors. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Meetings of the Board may be called by any Director on not less than 24 hours’ notice to each Director by telephone, facsimile, mail, telegram, email, or any other similar means of communication, with the notice stating the place, date, and hour of the meeting (and the means by which each Director may participate by telephone conference or similar communications equipment in accordance with Section 7.05 of this Agreement) and the purpose or purposes for which the meeting is called. Special meetings may be called by a Director in like manner and with like notice upon the written request of any one or more of the Directors. The Board will meet quarterly during the Investment Period, unless the Directors determine otherwise. Attendance of a Director at any meeting (including any meeting that occurs less than 24 hours after notice of the meeting) shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Section 7.04 Quorum, Acts of the Board. (a) At all meetings of the Board the presence of two (2) Directors shall constitute a quorum for the transaction of business, provided that there are at least one Director is present that was elected, designated, or appointed by each Member. If a quorum shall not be present at any meeting of the Board, then no actions may be taken by the Board except that the Directors present at the meeting may adjourn the meeting until a quorum is present. (b) Every act or decision done or made by the Board shall require majority approval of the Directors present at a meeting duly held at which a quorum is present, provided that at least one Director elected, designated, or appointed by each Member approves any such act or decision. The Company shall not have the authority without Board Approval to approve or undertake any item set forth in Section 1 of Schedule A of this Agreement (as such schedule may be amended from time to time with Board Approval). Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without notice, and without a vote if all Directors entitled to vote with respect to the subject matter of that action consent to the action in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board. Section 7.05 Electronic Communications. Members of the Board may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, then the meeting shall be deemed to be held at the principal place of business of the Company. Section 7.06 Compensation of Directors; Expenses. The Directors shall not receive any compensation. However, the Directors shall be reimbursed for their reasonable out-of-pocket expenses, if any, of attendance at meetings of the Board. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation for those services.

23 Section 7.07 Removal and Resignation of Directors; Vacancies. Without limitation of Section 7.02(c) above, and unless otherwise restricted by law, any Director may be removed or expelled, with or without cause, at any time solely by the Member that elected, designated, or appointed the Director. Any Director may resign at any time by giving written notice to the Board. The resignation shall take effect at the time specified in that notice and, unless tendered to take effect upon acceptance of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by removal or expulsion of a Director or the resignation of a Director in accordance with this Section 7.07 shall be filled solely by the action of the Member who previously elected, designated, or appointed the Director in order to fulfill the Board composition requirements of Section 7.02(a). Section 7.08 Directors as Agents. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement, a Director may not bind the Company. Section 7.09 Duties of Board; Peak Rock IC Representative and Newtek IC Representative. The Board shall have no fiduciary duties to the Company, the Members or other Persons other than the duties of good faith and fair dealing contemplated by Section 18-1101(c) of the Act. Any officers of the Company shall have the same fiduciary duties as the Board. To the maximum extent permitted by law, the Members, acting in their capacity as such, shall have no duties, fiduciary or otherwise, to the Company, the Members or other Persons, except to the extent expressly set forth in this Agreement. To the extent that, at law or in equity, a Director, Peak Rock IC Representative, or Newtek IC Representative has duties and liabilities relating to those duties to the Company or to any Member, the individual acting in good faith pursuant to the terms of this Agreement shall not be liable to the Company or to any Member for his or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the individual otherwise existing at law or in equity, are agreed by the parties to this Agreement to replace such other duties and liabilities of the individual. Section 7.10 Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument, or act on behalf of the Company by a Member, a Director, an officer, or any other Person delegated by Board Approval or Prior Investment Committee Approval, as applicable, shall be conclusive evidence in favor of any third party dealing with the Company that the Person has the authority, power, and right to execute and deliver the contract or instrument and to take the act on behalf of the Company. This Section shall not be deemed to limit the liabilities and obligations of the Person to seek Board Approval or Prior Investment Committee Approval as set forth in this Agreement. Section 7.11 Members’ Outside Transactions; Peak Rock and Newtek Change of Control; Investment Opportunities. (a) Each Member shall devote such time and effort as is reasonably necessary to diligently administer the activities and affairs of the Company, but shall not be obligated to spend full time or any specific portion of their time to the activities and affairs of the Company.

24 (b) Newtek must immediately notify Peak Rock following a transaction or series of transactions that causes a Change of Control of Newtek (a “Newtek Change of Control”). (c) Peak Rock must immediately notify Newtek following a transaction or series of transactions that causes a Change of Control of Peak Rock (a “Peak Rock Change of Control”). (d) Subject to the foregoing provisions of this Section 7.11 and other provisions of this Agreement, each of the Members, the Administrative Agent, the Loan Administrative Agent, the Servicing Agent and each of their respective Affiliates and members may engage in, invest in, participate in, or otherwise enter into other business ventures of any kind, nature, and description, individually and with others, including the formation and management of other investment funds with or without the same or similar purposes as the Company, and the ownership of and investment in securities, and neither the Company nor any other Member shall have any right in or to any of those activities or the income or profits derived from those activities. Section 7.12 Indemnification. (a) Subject to the limitations and conditions as provided in this Section 7.12, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (hereinafter a “Proceeding”), or any appeal in a Proceeding or any inquiry or investigation that could lead to a Proceeding, by reason of the fact that the Person, or a Person of which the Person is the legal representative, is or was a Member, a Director, Peak Rock IC Representative, or Newtek IC Representative, or a representative, officer, director, or employee thereof, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may be amended (but, in the case of any amendment, only to the extent that the amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to the amendment) against all liabilities and expenses (including judgments, penalties (including excise and similar taxes and punitive damages), losses, fines, settlements, and reasonable expenses (including reasonable attorneys’ and experts’ fees)) actually incurred by the Person in connection with the Proceeding, appeal, inquiry, or investigation (each a “Loss”), unless the Loss is the result of bad faith, gross negligence, fraud, or willful misconduct by the Person seeking indemnification under this Section 7.12, in which case the indemnification shall not cover the Loss to the extent resulting from bad faith, gross negligence, fraud, or intentional misconduct. Indemnification under this Section 7.12 shall continue as to a Person who has ceased to serve in the capacity which initially entitled the Person to indemnity under this Section 7.12. The rights granted pursuant to this Section 7.12 shall be deemed contract rights, and no amendment, modification, or repeal of this Section 7.12 shall have the effect of limiting or denying any rights with respect to actions taken or Proceedings, appeals, inquiries, or investigations arising prior to any amendment, modification, or repeal. To the fullest extent permitted by law, no Person entitled to indemnification under this Section 7.12 shall be liable to the Company or any Member for any act or omission performed or omitted by or on behalf of the Company; provided that the act or omission has not been fully adjudicated to constitute bad faith, gross negligence, fraud, or willful misconduct. In addition, any Person entitled to indemnification

25 under this Section 7.12 may consult with reputable legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that the Person acted or refrained from acting in good faith in reliance upon the opinion or advice of that counsel. (b) The right to indemnification conferred in Section 7.12(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person entitled to be indemnified under Section 7.12(a) who was, is, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of the expenses incurred by a Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by the Person to repay all amounts so advanced if it shall be finally adjudicated that the indemnified Person is not entitled to be indemnified under this Section 7.12 or otherwise. (c) The Company, with Board Approval, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to a Member under Sections 7.12(a) and (b). (d) The right to indemnification and the advancement and payment of expenses conferred in this Section 7.12 shall not be exclusive of any other right that a Member or other Person indemnified pursuant to this Section 7.12 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement. (e) The indemnification rights provided by this Section 7.12 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person indemnified pursuant to this Section 7.12. Section 7.13 Partnership Representative. Peak Rock is hereby designated the “partnership representative” of the Company for purposes of the Partnership Tax Audit Rules (and shall serve in any similar role for purposes of any state or local law) (in each such capacity, the “Partnership Representative”) and is hereby authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend the Company’s funds for professional services reasonably incurred in connection therewith. Each Member will reasonably cooperate with the Company and do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. If the Partnership Tax Audit Rules require a “designated individual” (for entity partnership representatives), then Peak Rock shall be authorized to designate the designated individual and the designated individual shall otherwise have the same rights and responsibilities of the Partnership Representative. In addition, (a) the Partnership Representative is hereby authorized to (i) designate any other Person as the Partnership Representative, and (ii) take, or cause the Company to take, such other actions as may be necessary or advisable pursuant to the Treasury Regulations or other guidance to ratify any such designation and (b) each Member agrees to take such other actions as may be requested by the Partnership Representative to ratify or confirm any such designation pursuant to this Section 7.13. The Company and the Partnership Representative and any designated individual shall make timely elections under Section 6226(a) of the Code (and any corresponding elections under state or local law) to treat a partnership adjustment resulting from a

26 tax audit or settlement for all tax periods as an adjustment to be taken into account by each Member of the Company (including former Members) in accordance with Section 6226(b) of the Code. The Partnership Representative shall keep the Board apprised of any such examinations or proceedings. For the avoidance of doubt, the Partnership Representative shall not take any action requiring Board Approval or Prior Investment Committee Approval prior to Board Approval or Prior Investment Committee Approval, as applicable, being obtained. The provisions of this Section 7.13 and a Member’s obligation to comply with this Section 7.13 shall survive any liquidation and dissolution of the Company and the transfer, assignment or liquidation of such Member’s interests in the Company. ARTICLE VIII TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS Section 8.01 Transfers by Members. (a) Subject to the requirements of this Article VIII, (i) all or a portion of the Entire Interest of a Member may be Transferred with either Board Approval or the approval of the other Members, which approval shall not be unreasonably withheld, or (ii) all of the Entire Interest of a Member may be Transferred to an Affiliate of the transferring Member who remains liable for the transferring Member’s Capital Commitments. Notwithstanding the foregoing, without Board Approval or the approval of the other Members, (A) any Member may make a Transfer in accordance with Section 9.03(e) if the Transfer is otherwise in accordance with the requirements of this Article VIII, and (B) equityholders in each Member may Transfer or redeem their ownership of such Member, if permitted by such Member, provided, that in the case of Newtek or Peak Rock, such Transfer or redemption does not result in a Newtek Change in Control or Peak Rock Change of Control, as applicable. (b) No Transfer by a Member shall be binding upon the Company until the Company receives an executed copy of the documentation as reasonably requested by the other Member to show the Transfer is in accordance with this Article VIII. (c) Any Person which acquires an interest in the Company by Transfer in accordance with the provisions of this Agreement shall be admitted as a substitute Member, provided the requirements of this Agreement are satisfied. The admission of a transferee as a substitute Member shall be conditioned upon the transferee’s written assumption, in form and substance reasonably satisfactory to the other Member, of all obligations of the transferor in respect of the Transferred interest and execution of an instrument reasonably satisfactory to the other Member whereby the transferee becomes a party to this Agreement and makes the representations set forth in Section 2.01 of this Agreement. (d) In the event any Member shall be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Member, the legal representative of the Member shall, upon written notice to the other Member of the happening, become a transferee of the Member’s interest, subject to all of the terms of this Agreement as then in effect. (e) Any transferee of the interest of a Member, irrespective of whether the transferee has accepted and adopted in writing the terms and provisions of this Agreement, shall

27 be deemed by the acceptance of the Transfer to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its transferor. (f) As additional conditions to the validity of any Transfer of a Member’s interest, the assignment shall not: (i) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction; (ii) cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the 1940 Act and the rules and regulations of the Securities and Exchange Commission under the 1940 Act; (iii) result in the termination of the Company under the Code or in the Company being classified as a “publicly traded partnership” under the Code; (iv) unless the other Member waives in writing the application of this clause (iv) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an ERISA Plan; or (v) cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable Investor Laws. The non-Transferring Member may require reasonable evidence as to the conditions set forth in clauses (i) through (v), including an opinion of counsel reasonably acceptable to the non- Transferring Member. Any purported Transfer as to which the conditions set forth in clauses (i) through (v) are not satisfied shall be void ab initio. A Transferring Member shall be responsible for all costs and expenses incurred by the Company, including reasonable legal fees and expenses, in connection with any assignment or proposed assignment. Section 8.02 Withdrawal by Members. Members may withdraw from the Company only as provided by this Agreement. (a) Notwithstanding any provision of this Agreement to the contrary, if a Member obtains a bona fide opinion of counsel to the effect that, as a result of the other Member’s ownership of an interest in the Company, the Company would be required to register as an investment company under the 1940 Act, then the other Member shall, upon written notice from the first Member, withdraw from or reduce (in accordance with the provisions of clause (c) below) its interest in the Company (including its Capital Commitment) to the extent that the first Member has determined, based upon the opinion of counsel, to be necessary in order for the Company not to be required to register. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 8.02(a), but in no event later than ten (10) business days after such request. (b) Notwithstanding any provision of this Agreement to the contrary, if a Member breaches the Member’s obligation under the immediately following sentence, or if the other Member obtains a bona fide opinion of counsel to the effect that any contribution or payment

28 by a Member to the Company would cause the Company or the other Member to be in violation of, or to the effect that the Member is in violation of, any law or regulation to which the Company, a Member, or the Member’s investment in the Company may be subject from time to time (collectively, “Investor Laws”) and which violation would reasonably be expected to have a material adverse effect on the Company, then the Member shall, upon written notice from the other Member, withdraw from the Company in accordance with the provisions of Section 8.02(c). Each Member shall, upon written request from the other Member, promptly furnish to the other Member the information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 8.02(b), but in no event later than ten (10) business days after the request. (c) If a Member partially withdraws its interest in the Company pursuant to this Section 8.02, it shall receive, in full payment for the withdrawn interest from cash and cash equivalents available for distribution pursuant to Article VI, the sum of the portion of the Capital Account attributable to the withdrawn interest (adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 10.05). Notwithstanding the foregoing, the Member that is partially withdrawing its interest shall receive the portion of the Capital Account attributable to the withdrawn interest after the distribution of any amounts pursuant to Section 6.01(b)(i) and (ii) of this Agreement and prior to the distribution of any amount pursuant to Section 6.01(b)(iii) and (iv). If a Member withdraws its entire interest in the Company pursuant to this Section 8.02, then the Company shall terminate as provided by Article IX. ARTICLE IX TERM, DISSOLUTION, AND LIQUIDATION OF COMPANY Section 9.01 Term. Except as provided in Sections 9.02(b) through 9.02(f), the Company shall continue without dissolution until all Investments are liquidated by the Company. Section 9.02 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events: (a) the expiration of the term of the Company determined pursuant to Section 9.01; (b) distribution of all assets of the Company; (c) subject to Section 9.03(e) below, (i) the full withdrawal of a Member of the Company pursuant to Section 8.02, or (ii) a bankruptcy, insolvency, dissolution, or liquidation of a Member, or (iii) the making of an assignment for the benefit of creditors by a Member, or (iv) a default under Section 4.03 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 4.03, in each case of clauses (ii) through (iv) above at the election of the other Member by providing written notice of the election; (d) subject to Section 9.03(e) below, a determination by the SEC to subject Peak Rock’s or Newtek’s participation in the Company, as applicable, to an accounting or reporting treatment or other consequence which either of Peak Rock or Newtek, in its sole discretion, determines to be materially adverse to it, or a failure by the SEC to grant its assent to Peak Rock’s or Newtek’s interest in the Company, as applicable, or a change by the SEC of any

29 assent it may have granted regarding Peak Rock’s or Newtek’s interest in the Company, as applicable, or the terms of the assent or its conclusions regarding the accounting or reporting treatment or other consequence which either of Peak Rock or Newtek, in its sole discretion, determines to be materially adverse to it, in each case at the election of Peak Rock or Newtek by providing written notice of the election to the other Member; (e) the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 9.03, as modified by that decree, shall govern the winding up of the Company’s affairs; or (f) a written notice by a Member to the other Member to dissolve the Company, which notice shall become effective as stated therein but no less than one-hundred and eighty (180) days after delivery (unless the other Member waives the notification requirement). Section 9.03 Wind-down. (a) Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted and supervised by the Board in the same manner provided by Article VII with respect to the operation of the Company during its term; provided that in the case of a dissolution and winding up of the Company pursuant to Sections 9.02(c) or 9.02(d), the Member that elects the dissolution and winding up (or in the case of a full withdrawal of a Member under Section 9.02(c), the non-withdrawing Member) may elect further, by written notice to the other Member, to exercise as liquidating agent all of the rights, powers, and authority with respect to the assets and liabilities of the Company in connection with the liquidation of the Company, to the same extent as the Board would have during the term of the Company. (b) From and after the date on which an event set forth in Section 9.02 becomes effective (which, for purposes of Section 9.02, shall be deemed to be the date on which the written notice referenced therein is delivered by one Member to the other Member), the Company shall cease to make Investments after that date, except for (i) Investments which the Company was committed to make in whole or in part (as evidenced by a commitment letter, term sheet, or letter of intent, or definitive legal documents under which less than all advances have been made) on or before such effective date and cannot terminate without penalty, and (ii) at the election of the Board by Board Approval within three (3) business days after receipt by the Board of written notice of the availability of the election from any Member, any Investment in a Portfolio Company in which the Company then has an Investment in which the Company participates, provided that the election shall not apply to any Investment in connection with a sale or other Change of Control of the Portfolio Company or a refinancing of the Company’s prior Investment in the Portfolio Company. Capital calls against the Capital Commitment of the Members shall cease from and after the effective date; provided that capital calls against the Capital Commitment of the Members may continue to fund the allocable share of Investments in which the Company continues to participate (as set forth in the immediately preceding sentence), Expenses and all other obligations of the Company. Subject to the foregoing provisions of this Section 9.03(b), the Members shall continue to bear an allocable share of Expenses and other obligations of the Company, in proportion to their respective Capital Accounts, until all Investments in which the Company participates are repaid or otherwise disposed of in the normal course of the Company’s activities.

30 (c) Distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Board Approval (or in the event of a dissolution and winding up of the Company pursuant to Sections 9.02(c) or 9.02(d), by a Member that has elected to act as liquidating agent pursuant to Section 9.03(a)), to fund Investments in which the Company continues to participate (as set forth in Section 9.03(b)), Expenses and all other obligations (including contingent obligations) of the Company. Unless waived by Board Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering that year. A Member shall remain a member of the Company until all Investments in which the Company participates are repaid or otherwise disposed of, the Member’s allocable share of all Expenses and all other obligations (including contingent obligations) of the Company are paid, and all distributions are made under this Agreement, at which time the Member shall have no further rights under this Agreement. (d) Upon dissolution of the Company, final allocations of all items of Company’s Profit and Loss shall be made in accordance with Section 5.02. Upon dissolution of the Company, the assets of the Company shall be applied in the following order of priority: (i) To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment of those liabilities), including to establish any reasonable reserves which the Board may by Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional, or unmatured liability of the Company; (ii) To creditors who are Members in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment of those liabilities), including to establish any reasonable reserves which the Board may by Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional, or unmatured liability of the Company; (iii) To establish any reserves which the Board may by Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional, or unmatured liability of the Company to Members; and (iv) The balance, if any, to the Members in accordance with Section 6.01(b). (e) Notwithstanding Sections 9.02(a) through 9.02(d), upon the occurrence of an event described in Sections 9.02(c) or 9.02(d), the Member that may elect a dissolution and winding up (or, in the case of a full withdrawal of a Member under Section 9.02(c)(i), the non- withdrawing Member) (the Member, the “Electing Member”) may elect alternatively by written notice to the other Member, for a period of fifteen (15) business days following the occurrence of that event, to purchase the other Member’s Entire Interest or designate a third party to effect the purchase (the election, the “Election to Purchase”). The purchase price for the Entire Interest shall be payable in cash within ninety (90) days after the Election to Purchase is delivered to the other Member and shall be equal to the Capital Account of the other Member adjusted to reflect

31 the Value of the Company as determined as of the date of the last valuation pursuant to Section 10.05. Each Member hereby agrees to sell its Entire Interest to the Electing Member or the third party designated by the Electing Member at that price if the Election to Purchase is timely exercised by the Electing Member. If the Electing Member does not exercise the Election to Purchase within the 15-business day period set forth in this Section 9.02(e) or if the Electing Member or its third-party designee does not purchase the other Member’s Entire Interest within ninety (90) days after the Election to Purchase is delivered to the other Member, then the Election to Purchase shall terminate, and (i) in the case of a full withdrawal by a Member under Section 9.02(c)(i), the other Member shall withdraw its Entire Interest pursuant to Section 8.02, and the Company shall terminate as provided by Article IX or (ii) in the case of the occurrence of an event described Section 9.02(c)(ii)-(iv) or Section 9.02(d), the Electing Member shall retain the option to elect the dissolution of the Company pursuant to Section 9.02(c) or (d), as applicable. After any purchase pursuant to an Election to Purchase, the other Member shall no longer be a member of the Company, and the Electing Member or third party designee of the Electing Member that has consummated the purchase may dissolve or continue the Company as it may determine. (f) If an audit or reconciliation relating to the fiscal year in which a Member receives a distribution under this Section 9.03 reveals that the Member received a distribution in excess of that to which the Member was entitled, then the other Member may, in its discretion, seek repayment of the distribution to the extent that the distribution exceeded what was due to the Member. (g) Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member’s share of those assets and liabilities. Upon compliance with the distribution plan set forth in this Section 9.03, the Members shall cease to be Members, and either Member may execute, acknowledge, and cause to be filed a certificate of cancellation of the Company. ARTICLE X ACCOUNTING, REPORTING AND VALUATION PROVISIONS Section 10.01 Books and Accounts. (a) Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. The books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Capital Accounts for financial reporting purposes and for purposes of this Agreement shall be maintained in accordance with Section 5.01, and for U.S. federal income tax purposes the Members shall cause the Administrative Agent to maintain the Members’ Capital Accounts in accordance with the Code and applicable Treasury Regulations. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrative Agent have access to, and may inspect, the books and accounts and any other records of the Company for any purpose reasonably related to its interest in the Company. (b) All funds received by the Company shall be deposited in the name of the Company in the bank account or accounts or with the custodian, and securities owned by the

32 Company may be deposited with the custodian, as may be designated by Board Approval from time to time and withdrawals from those bank or custodial accounts shall be made upon such signature or signatures on behalf of the Company as may be designated by Board Approval from time to time. Section 10.02 Financial Reports; Tax Return. (a) The Company shall engage an independent certified public accountant selected and approved by Board Approval to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year. As soon as practicable, but no later than one-hundred twenty (120) days, after the end of each fiscal year, the Board shall cause the Administrative Agent to deliver, by any of the methods described in Section 11.08, to each Member and to each former Member who withdrew during the fiscal year: (i) audited financial statements of the Company as at the end of and for the fiscal year, including a balance sheet and statement of income, together with the report on those financial statements of the Company’s independent certified public accountant, which annual financial statements shall be approved by Board Approval; (ii) a statement of holdings of securities of the Company, including both the cost and the valuation of such securities as determined pursuant to Section 10.05, and a statement of the Member’s Capital Account; (iii) to the extent that the requisite information is then available, a Schedule K- 1 for the Member with respect to the fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth the Member’s distributive share of Company items of Profit or Loss for the fiscal year and the amount of the Member’s Capital Account at the end of the fiscal year; and (iv) such other financial information and documents respecting the Company and its business as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns. (b) The Company shall cause the Administrative Agent to prepare and timely file after the end of each fiscal year of the Company all federal and state income tax returns of the Company for the fiscal year. (c) As soon as practicable, but in no event later than thirty (30) days, after the end of each of the first three fiscal quarters of a fiscal year, the Board shall cause the Administrative Agent to prepare and deliver, by any of the methods described in Section 11.08, to each Member (i) unaudited financial information with respect to the Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of the fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of securities of the Company as to which the Member participates, including both the cost and the valuation of the securities as determined pursuant to Section 10.05, and (iii) such other financial information as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable the Member to comply with regulatory requirements applicable to it.

33 Section 10.03 Tax Elections. The Company may, by Board Approval, but shall not be required to, make any election pursuant to the provisions of Sections 754 or 1045 of the Code, or any other election required or permitted to be made by the Company under the Code. Section 10.04 Confidentiality. (a) Each Member agrees to maintain the confidentiality of the Company’s records, reports, and affairs, and all information and materials furnished to the Member by the Company, the other Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent or their Affiliates or the Company’s auditors, legal counsel or other service providers with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns, or other records or reports, or other information or materials provided or made available to the Member by the Company, the other Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent or their Affiliates or the Company’s auditors, legal counsel or other service providers with respect to their respective businesses and activities; and each Member agrees not to disclose to any other Person any information contained in those materials (including any information respecting Portfolio Companies), without the express prior written consent of the disclosing party; provided that: (i) each Member may disclose any such information as may be required by law, rule, regulation or judicial or administrative order, including in connection with its filings with the SEC, and each Member may disclose the names of Portfolio Companies and summaries of the loan transactions in any marketing materials (including tombstone ads) of each Member and its Affiliates, subject to applicable confidentiality restrictions that a Member may have with the Portfolio Company; and (ii) any Member may provide financial statements, tax returns, and other information contained in those statements and returns: (1) to the Member’s accountants, internal and external auditors, legal counsel, financial advisors, and other fiduciaries and representatives (who may be Affiliates of the Member) as long as the Member instructs the Persons to maintain the confidentiality of that information and not to disclose that information to any other Person; (2) to bona fide potential transferees of the Member’s Entire Interest that agree in writing, for the benefit of the Company, to maintain the confidentiality of that information, but only after reasonable advance notice to the Company; (3) if and to the extent required by law, rule, regulation or judicial or administrative order; provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief; (4) to representatives of any governmental regulatory agency or authority with jurisdiction over the Member, or as otherwise may be necessary to comply with regulatory requirements applicable to the Member; and (5) in order to enforce rights under this Agreement. (b) Notwithstanding Section 10.04(a), the following shall not be considered confidential information for purposes of this Agreement: (i) information generally known to the public; (ii) information obtained by a Member from a third party who is not prohibited from disclosing the information; (iii) information in the possession of a Member prior to its disclosure by the Company, the other Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, or their Affiliates; or (iv) information which a Member can show by written

34 documentation was developed independently of disclosure by the Company, the other Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, or their Affiliates. (c) Notwithstanding Section 10.04(b), no Member shall engage in the purchase, sale, or other trading of securities or derivatives of securities based upon confidential information received from the Company, the other Member, the other Member’s investment adviser, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, or their Affiliates. (d) To the extent permitted by applicable law, and notwithstanding Section 10.04(a), Section 10.04(b), and Section 10.04(c), each of the Company, each Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, or any of their Affiliates may, in its reasonable discretion, keep confidential from any Member information to the extent the Person reasonably determines that: (i) disclosure of the information to the Member likely would have a material adverse effect upon the Company or a Portfolio Company due to an actual or likely conflict of business interests between the Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Company, each Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, any of its Affiliates, or a Portfolio Company; or (ii) the Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon the Company, either Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, any of its Affiliates, or a Portfolio Company. Notwithstanding the foregoing provisions of this Section 10.04(d), each of the Company, each Member, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, or any of their Affiliates shall promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened Proceeding in connection with the activities or operations of the Company. (e) The Members: (i) acknowledge that the Company, each Member, each Member’s investment adviser, the Loan Administrative Agent, the Administrative Agent, the Servicing Agent, their respective Affiliates, and their respective direct or indirect members, managers, officers, directors, and employees are expected to acquire confidential third-party information that, pursuant to fiduciary, contractual, legal, or similar obligations, cannot be disclosed to the Company or the Members; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding, or failing to disclose that information to the Company or the Members. Section 10.05 Valuation. (a) Valuations shall be made (x) as of the end of each fiscal quarter, (y) upon liquidation of the Company, or (z) if determined by the Board in its sole discretion, at any other time, in each case in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with each of Peak Rock’s and Newtek’s valuation guidelines then in effect): (i) Within thirty-five (35) days after the date as of which a valuation is to be made, the Administrative Agent shall deliver to the Board a report as to the recommended

35 valuation as of that date, and provide those Persons with a reasonable opportunity to request information and to provide comments with respect to the report. (ii) If the recommended valuation as of that date is approved by Board Approval, then the valuation that has been approved shall be final. (iii) If there is an objection to the recommended valuation by the Board, then the Administrative Agent shall cause a valuation of the asset(s) subject to unresolved objection to be made as of such date by an approved valuation expert (if not already made) and shall determine a valuation of those asset(s) consistent with the valuation as of that date by the approved valuation expert, and the valuation shall be final. For this purpose, a valuation of an asset as of that date shall be considered consistent with a valuation of an approved valuation expert if it is equal to the recommended value or within the recommended range of values determined by the approved valuation expert as of that date. An approved valuation expert shall mean an independent valuation consultant that either has been approved by Board Approval or has been referenced as the independent valuation consultant of the Company in a previous valuation report by the Administrative Agent without objection by any Director. (iv) Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on those books and, in the case of the liquidation of the Company, for the Expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs. (v) No value shall be assigned to the Company name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company not normally reflected in the Company’s accounting records. (b) All valuations shall be made in accordance with the foregoing shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by independent valuation consultants shall be at the Company’s expense. ARTICLE XI MISCELLANEOUS PROVISIONS Section 11.01 Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. Each Member irrevocably consents and agrees that (i) any action or proceeding seeking injunctive relief or specific performance in respect of any breach by any Member of its obligations hereunder, (ii) any action for enforcement of any judgment in respect thereof, (iii) any action brought to compel arbitration in accordance with the terms of this Agreement, and (iv) any action confirming and entering judgment upon any arbitration award may be brought in the courts of the State of New York or the United States federal courts for the Southern District of New York, and, by execution and delivery of this Agreement, each Member hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each Member further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or

36 proceeding by the mailing of copies thereof in the manner set forth in Section 11.06. Each Member hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Member or the Membership to serve process in any other manner permitted by law or to commence legal actions or proceedings or otherwise proceed against any other Member hereunder in any other jurisdiction. Nothing in this section shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein. THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THOSE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT OF THIS AGREEMENT. Section 11.02 Certificate of Formation; Other Documents. The Members hereby approve and ratify the filing of the Certificate of Formation on behalf of the Company. The Members agree to execute such other instruments and documents as may be required by law or which a Member or the Board deems necessary or appropriate to carry out the intent of this Agreement. Section 11.03 Force Majeure. Whenever any act or thing is required of the Company or a Member under this Agreement to be done within any specified period of time, the Company and the Member shall be entitled to an additional period of time to do the act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including bank holidays and actions of governmental agencies, and excluding economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any act or thing. Section 11.04 Waivers. (a) No waiver of the provisions of this Agreement shall be valid unless in writing and then only to the extent set forth in that writing. Any right or remedy of the Members under this Agreement may be waived by Board Approval, and any waiver shall be binding on all Members, other than situations where those rights or remedies are non-waivable under applicable law. Except as specifically provided in this Agreement, no failure or delay by any party in exercising any right or remedy under this Agreement shall operate as a waiver of that right or remedy, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion. (b) Except as otherwise provided in this Agreement or for situations in which the approval or consent of all or certain Members is required by non-waivable provisions of applicable law, any approval or consent of the Members may be given by Board Approval, and any approval or consent shall be binding on all Members.

37 Section 11.05 Notices. All notices, demands, solicitations of consent or approval, and other communications under this Agreement shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or sent by electronic mail, overnight courier or facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 2.03; and if intended for any Member, to the address of the Member set forth on the Member List, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, or (iii) if sent by electronic mail, overnight courier, or facsimile transmission, on the date on which received; provided that notices of a change of address shall not be deemed given until the actual receipt of those notices. The provisions of this Section shall not prohibit the giving of written notice in any other manner; any written notice shall be deemed given only when actually received. Section 11.06 Construction. (a) The captions used in this Agreement are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement. (b) As used in this Agreement, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires. (c) References in this Agreement to Articles, Sections, and Schedules are intended to refer to Articles, Sections, and Schedules of this Agreement unless otherwise specifically stated. (d) Unless otherwise specified, references in this Agreement to applicable statutes or other laws are references to the federal laws of the United States. (e) Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party to this Agreement, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party to this Agreement. (f) As used in this Agreement, the verb “include” and word “including” are words of enlargement; they are not restrictive in their meaning, and each example following those words is illustrative. Section 11.07 Amendments. This Agreement may be amended at any time and from time to time by a written instrument executed by each Member. Section 11.08 Legal Counsel. Legal counsel for the Company will be appointed in accordance with Schedule A hereto.

38 Section 11.09 Execution. This Agreement may be executed in any number of counterparts, and all of those counterparts together shall constitute one agreement binding on all Members. Section 11.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors, and assigns of the parties to this Agreement; provided that this Section 11.10 shall not be construed to permit any assignment or transfer which is otherwise prohibited by this Agreement. Section 11.11 Severability. If any one or more of the provisions contained in this Agreement, or any application of those provisions, is invalid, illegal, or unenforceable in any respect, then the validity, legality, and enforceability of the remaining provisions contained in this Agreement and all other applications of those provisions shall not in any way be affected or impaired by that invalidity, illegality, or unenforceability. Section 11.12 Computation of Time. In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday, or legal holiday on which banks in New York are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday, or such a legal holiday. Any reference to “business day” shall refer to any day which is not a Saturday, Sunday, or such a legal holiday. Any references to time of day shall refer to New York time. Section 11.13 Entire Agreement. This Agreement (including the Schedules to this Agreement), the Administrative Services Agreement, the Loan Administrative Services Agreement and the Loan Servicing Agreement constitute the entire agreement between the parties and supersede all prior agreements, understandings, and arrangements with respect to the subject matter of this Agreement. [Signatures appear on next page]

IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of the date first above written. CAPITAL FINANCE OPPORTUNITIES 2101C, LP By: Name: Jung Choi Title: Chief Financial Officer NEWTEK COMMERCIAL LENDING, INC. By: _______________________________________ Name: Barry Sloane Title: CEO

Appendix A Member List/Capital Contributions* Member Name/Address Initial Capital Contribution Date of Initial Capital Contribution Initial # of Shares Total Capital Contribution Capital Commitment SERIES A PREFERRED SHARES Capital Finance Opportunities 2101C, LP 13413 Galleria Circle Suite Q-300 Austin, TX 78738 Newtek Commercial Lending, Inc. 1981 Marcus Avenue Suite 130 Lake Success, NY 11042 CLASS A COMMON SHARES Capital Finance Opportunities 2101C, LP 13413 Galleria Circle Suite Q-300 Austin, TX 78738 Newtek Commercial Lending, Inc. 1981 Marcus Avenue Suite 130 Lake Success, NY 11042 *List to be maintained by the Company in its books and records.

Schedule A Board Approval 1. Board Approval shall be required in advance for the Company or any Subsidiary to do any of the following: i. Enter into any transaction with a Member or an Affiliate of a Member (except as expressly permitted by this Agreement); ii. Make an Investment in the securities of a Member or an Affiliate of a Member; iii. Enter into hedging, swaps, forward contracts or other derivative or commodities transactions; iv. Enter into any credit facility or total return swap, or materially modify or waive the terms thereof, make a voluntary prepayment (excluding increases and decreases in borrowings under such facility in the ordinary course that do not impact the commitment amount) or extend the term thereof; v. Organize, acquire an interest in, or transfer or otherwise dispose of an interest in, any Subsidiary or any other investment or financing vehicle, or materially modify or waive the terms thereof; vi. Replace the Administrative Agent, the Loan Administrative Services Agent or Servicing Agent for the Company, or materially modify or waive the terms of any administrative services agreement or servicing agreement, as applicable; vii. Approve a Transfer of an interest in the Company where required by Article VIII; viii. Take any action or decision which pursuant to any provision of this Agreement requires Board Approval; ix. Modify or waive any material provision of this Agreement, including this Schedule A or modify the Certificate of Formation of the Company in a manner adverse to the rights of any Member under this Agreement; x. Materially change the business of the Company or Subsidiaries from its current business or enter into any line of business other than existing or related lines of business; xi. Make, change, or rescind any tax election; xii. Settle or compromise with respect to any tax audit, claim, deficiency notice, suit, or other proceeding relating to taxes; make a request for a written ruling to any tax authority; or enter into a written and legally binding agreement with any tax authority (including any agreement to extend or waive any statute of limitations with respect to any taxes);

xiii. Invest an amount in any single Portfolio Company which is more than five percent (5%) of the sum of (x) the total Capital Commitments to the Company plus (y) the maximum amount of any credit facilities of the Company and its Subsidiaries (determined at the time of the first investment in such Portfolio Company); xiv. Admit additional Members or issue any securities other than the Shares in respect of Capital Contributions in accordance with the Capital Commitments; xv. Make short sales of securities, except to hedge its position in Investments owned by it or to hedge against fluctuations in non-U.S. currencies which might affect the value of its Investments; xvi. Guarantee or otherwise become liable for, the obligations of other Persons, including Portfolio Companies; xvii. Provide for any origination fees or original issue discount arising out of an Investment originated by a Member, net of any third-party fees or expenses directly attributable to the origination of such Investment, to accrue for the benefit of any Person other than the Company; xviii. Treat original issue discount as an origination or structuring fee; xix. Approve the valuation process in accordance with Section 10.05 to be implemented by the Administrative Agent including the selection of third-party service providers; xx. Approve the valuations assigned to assets or liabilities as required in accordance with Section 10.05; xxi. Extend the Investment Period; and xxii. Enter into any material contracts or permit bankruptcy of or foreclosure on the Company. 2. Subject to Section 1 of this Schedule A for matters requiring Board Approval in advance, Board Approval shall be required for the Company or any Subsidiary to do any of the following, which Board Approval may be obtained by ratification: i. Change the name or principal office of the Company or open additional offices of the Company; ii. Retain third-party agents on behalf of the Company, open accounts with third parties on behalf of the Company and designate signatures upon which withdrawals from accounts shall be made on behalf of the Company; iii. Engage and/or replace an independent certified public accountant to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year, or materially modify or waive the terms of such engagement; iv. Engage legal counsel on behalf of the Company; and v. Take any action or decision that pursuant to any provision of this Agreement requires Board Approval. For the avoidance of doubt, Board Approval in advance shall be required for all matters set forth in Section 1 of this Schedule A.

Schedule B Prior Investment Committee Approval Prior Investment Committee Approval shall be required for the Company or any Subsidiary to do any of the following: i. Take any action or make any decision that results in the acquisition or disposition of an Investment other than funding of Investments pursuant to commitments previously approved by Prior Investment Committee Approval; ii. Take any action that would materially modify or waive the terms of any Investment, including, without limitation, (1) an extension of additional capital or commitments, (2) an amendment or waiver of a financial covenant of a borrower, (3) the approval of a material acquisition or disposition, (4) the incurrence of additional senior debt by the borrower, (5) an amendment or waiver of any payment term, including mandatory prepayments, or (6) terminations or other restructuring or enforcement actions with respect to Investments, including foreclosure, bankruptcy or exercise of rights and remedies; provided however, in the event the Investment Committee is unable to agree on Prior Investment Committee Approval with respect to any action described in clause (6) available to the Company in respect of an Investment, the Company shall exercise (including causing any agents, service providers, representatives or other personnel of the Company to exercise) any rights and remedies it may have in order to maximize its return on such Investment notwithstanding the absence of Prior Investment Committee Approval. iii. Make any Investment that requires derivation from any investment restrictions set forth in this Agreement; or iv. Take any action or make any decision which pursuant to any provision of this Agreement requires Prior Investment Committee Approval. Each Member, Peak Rock IC Representative, and Newtek IC Representative and their respective designees may, in the name and on behalf of the Company, do all things which he, she, or it deems necessary, advisable, or appropriate to make investment opportunities available to the Company, to carry out and implement matters approved by Board Approval or Prior Investment Committee Approval, as applicable, and to administer the activities of the Company, including: i. Execute and deliver all agreements, amendments, and other documents and exercise and perform of all rights and obligations with respect to any Person in which the Company holds an interest, including Subsidiaries and other investment and financing vehicles; ii. Execute and deliver other agreements, amendments, and other documents and exercise and perform all rights and obligations with respect to matters approved by Board Approval or Prior Investment Committee Approval, as applicable, or which are necessary, advisable, or appropriate for the administration of the

Company, including with respect to any contracts evidencing indebtedness for borrowed funds; and iii. Take any and all other acts delegated to a Member or Director by this Agreement or by Board Approval; provided that if the acts require Board Approval or Prior Investment Committee Approval, Board Approval or Prior Investment Committee Approval, as applicable, has been obtained.

Schedule C Investment Committee Approval Process The Investment Committee shall review potential Investments in the below manner, unless otherwise approved by Prior Investment Committee Approval. The Investment Committee will meet twice per month (or more frequently if necessary) during the Investment Period, unless its members determine otherwise. i. Each proposed Investment shall be submitted to the Investment Committee, or its designees, for approval. ii. Any Investment opportunity submitted for consideration shall be documented in a consistent memo format and made available to the Investment Committee. Supporting data and documentation will be made available for review by the Investment Committee and its designees. Drafts of any Investment memo, as well as supporting information, shall be made available to Investment Committee as it is prepared for early review. iii. A decision on the potential Investment will be made by the Investment Committee within two (2) business days of receipt of the Investment memo by the Investment Committee.